STOCK OPTION AGREEMENT

      AGREEMENT, dated September 13, 1996 but effective as of August 2nd, 1995, by and between Biocoral Inc., 74-900 Highway 111, Suite 121, Indian Wells, California 92210, U.S.A., a Delaware corporation with its principal place of business at N.Y. (the "Company") and each of Halford Finance S.A., Road Town, Pasea Estate, P. O. Box 3149, Tortola, B.V.I. and Cornington International Inc., both British Virgin Islands corporations with their principal places of business at Road Town, Pasea Estate, P.O. Box 3149, Tortola B.V.I., (individually, an "Optionee" and collectively, the ("Optionees").

                                   WITNESSETH

      WHEREAS, pursuant to an agreement, dated as of August 2, 1995 ("Agreement") the Company agreed to grant to each Optionee certain options to purchase shares of its common stock, par value USD 0,001 per share, as additional consideration for the acquisition by the Company of 3H Human Health Hightech Ltd., an Irish corporation ("3H"), and

      WHEREAS, the Company previously adopted a stock option plan (the "Plan") pursuant to which it was to issue certain stock options under certain circumstances; and

      WHEREAS, the Company is desirous of issuing an option to the Optionees as agreed in the Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Grant of Option. Subject to all the terms and conditions hereof, the Company hereby grants to Optionees the right to purchase all or any part of an aggregate of that number of shares of Common Stock of the Company (the "Option Shares"), at an exercise price of USD 8.00 per share, as are calculated as follows: at the close of each fiscal year of 3H's, and by the end of following quarter, a calculation shall be done of 3H's "Net Profit", as herein defined, on an unconsolidated basis, by the accountants regularly engaged to audit 3H or the Company, or such other accountant as shall be agreed upon by the Company, 3H and the Optionees. For purposes of this Agreement, the term "Net Profit" shall mean the net profits of 3H on an unconsolidated basis, after making provision for the payment of all operating expenses including all taxes thereon, as long as these expenses and taxes are related to the business conducted with Inoteb S.A./Biocoral Inc. In addition to the above definition of "Net Profit", it should be noted that the "Net Profit", for the purpose of this agreement, may only be derived from the business that 3H will conduct with Inoteb S.A.

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                                       -2-


      business, which include the present applications of their products (osteoporosis, autologue glue, coral + growth factor), as well as all and any future applications of the same products, as mentioned in the agent agreement between Inoteb S.A. and 3H on May 13, 1995.


      The calculation of "Net Profit" excludes the other activities which may, from time to time, be conducted by 3H or Biocoral Inc. The number of Option Shares shall be that number of whole shares obtained by subtracting USD 2,000,000 from the "Net Profit" to obtain a "Remainder" multiplying the Remainder by a fraction, the numerator of which is 150,000 times the "Remainder", and the denominator of which is 1,000,000. By way of illustration, if 3H's Net Profits in a given year are USD 3,000,000 then the number of shares subject to this option shall be USD 3,000,000 - USD 2,000,000 = USD 1,000,000; 1,000,000 x 150,000/1,000,000 = 150,000. All
      Option Shares issuable pursuant hereto shall be on a cummulative basis. The Optionees shall determine the allocation of Option Shares as between themselves.

2. Exercise of Option. The Option Shares subject to the Option shall become purchasable beginning at the date of calculation of that year's number of Option Shares and at any time thereafter until 730 days (2 years) thereafter (the "Expiration Date"). This Option and all the rights hereunder shall expire on an Expiration Date and any Option Shares not purchased on or before the "Expiration Date" may not thereafter be purchased hereunder. In the event Optionees fail to exercise the Option granted hereunder, Optionees shall have no rights with respect to the Option or the Option Shares for the concerned year, without affecting Optionees rights to receive further options hereunder for the next year and all years after without any time limit. This Agreement will be valid and shall remain in force as long as Inoteb S.A./Biocoral Inc. will produce Biocoral products as mentioned at Clause 1 and 5, or remain in activity.

3. Consideration for Grant of Option. The consideration for grant of the Option is USD 10 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

4. Method of Exercise of Option: Payment of Option Shares Purchase Price. This Option shall be exercisable at any time after Option Shares are issuable pursuant to paragraph 1 hereof from time to time, prior to the Expiration Date, by written notice (the "Notice") to the Company at its principal office, which Notice shall be received by the Company at least 20 days prior to payment of the full purchase price for the Option Shares. The Notice shall state the Optionee's election to exercise this Option and the number of Option Shares in respect of which it is being exercised. Upon payment of the full purchase price of the Option Shares by Optionee, the Company shall deliver a certificate or certificates representing those shares. A certificate or certificates for the shares as to which this Option shall have been so exercised shall be registered in the name of such Optionee(s) and shall be delivered to such Optionee(s)

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      at the address of such Optionee(s) specified in the Notice or at such other address as such Optionee(s) shall set forth in its Notice.


5. If Biocoral Inc. decides to sell, liquidate, merge 3H or transfer 3H's rights concerning the Biocoral products as above defined to another person or entity or if Biocoral Inc. takes any decision concerning 3H that can affect the rights of Optionees under this Agreement, or if 3H takes any decision that can affect the right of Optionees under this agreement, Optionees or their assignees will keep the same benefit directly from Biocoral Inc. and the Company commits itself to obtain similar rights for Optionees from any other corporation or person to which 3H's rights would have been transferred.


6. Non-Assignability of Option. This Option may be exercised only by each Optionee and shall not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of in any way, (whether by operation of law or otherwise), except that each Optionee may sell, transfer or assign all its interest in this Agreement to a third party controlling , controlled by or under common control with Optionees but only after giving the Company at least thirty days notice in writing of the proposed sale, transfer or assignment and in case of assignment as mentioned at clause l, last sentence, and clause 7. Any buyer, transferee, or assignee of this Option shall be bound by and subject to each and every provision of this Agreement and shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of the Option in anyway (whether by operation of law or otherwise).

7. Adjustments to Preserve Option Benefits. If the outstanding shares of the Company's Common Stock are exchanged for a different number or kind of shares or securities of the Company through stock splits, reverse stock splits, stock dividends, recapitalization, or any other changes in the stock of the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares issued upon any subsequent exercise of this Option. Nothing in this Agreement shall preclude the Corporation from issuing additional shares of Common Stock to any third party.

8. Limitation of Optionee's Rights. Notwithstanding anything in this Agreement to the contrary, neither Optionee shall have any of the rights or privileges of a shareholder of the Company in respect of any Option Shares issuable upon exercise of this Option unless and until those shares have been paid for in full.

9. Purchase for Investment. Each Optionee represents, warrants and agrees that if such Optionee exercises this Option in whole or in part then those Option Shares will be acquired for such Optionee's own account for the purpose of investment and not with a view to their resale, distribution or fractionalization. Upon each exercise of this Option, each Optionee will furnish to the Company a written statement to that effect, satisfactory in form and

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                                       -4-


      substance to the Company and its councel. Each Optionee understands and acknowledges that the shares to be acquired pursuant to this Option will be "Restricted Securities", as such term is defined under the Securities Act of 1933, as amended, (the "Act") and accordingly will bear the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "STATE ACT"), OR ANY STATE SECURITIES, BLUE SKY LAW OR REGULATION (THE "STATE ACT"). THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE ACT AND UNDER ANY APPLICABLE STATE ACT OR UNLESS COUNSEL HAS GIVEN AN OPINION SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

10. Other Representations and Warranties of Optionees. As a condition to receipt of the Option and for other good and valuable consideration, receipt of which is hereby acknowledge, each Optionee, jointly and severally, represents and warrants to the Company as follows:

      (i) Optionee acknowledges that the Company is a development stage company with no operating history and that there are significant risks associated with the Company's business. Accordingly, the value of the Option and the Option Shares will be based upon the Company's development of its business which is subject to significant risks; and

      (ii) Optionee understands that the Option and the Option Shares (issuable upon exercise of the Option) are being offered and sold under an exemption from registration provided by Section 4 of the Act and the regulations promulgated thereunder, as well as applicable State law exemptions, and warrants and represents that the Option and the Option Shares are being or will be (in the case of the Option Shares) acquired by each Optionee solely for the Optionee's own account, for investment purposes only, and are not being purchased with the intent or view to resell the Option or the Option Shares or for the resale, distribution, subdivision or fractionalization thereof. Consequently, the undersigned must bear the economic risk of the investment for an indefinite period of time because the Option and the Option Shares cannot be resold or otherwise transferred unless registered under the Act and qualified under applicable State law or an opinion of qualified counsel that indicates an exemption from registration and/or qualification is available.

12. Notices. Any notices to be given under the terms of this Option shall be in writing and addressed to the Company and to the Optionees at their respective addresses first above provided herein, or at such other address as either party may hereafter designate in writing

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                                       -5-


      to the other. Any notice or other communication given hereunder shall have been deemed duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited postage prepaid in a post office or branch post office regularly maintained by the United States Government, or, in person, when so delivered.

13. Governing Law. This agreement shall be deemed to be made under and shall be construed in accordance with the laws of the State of Delaware and applicable Federal law without regard to conflict of law principles.

14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal successors and assigns.

15. Entire Understanding. This Agreement constitutes the entire understanding of the parties and shall not be amended except by written agreement between the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                               OPTIONEES:
                                    CORNINGTON INTERNATIONAL, INC.


                                    By:_____________________________________


                                    HALFORD FINANCE S.A.


                                    By:_____________________________________



                               OPTIONOR:
                                    BIOCORAL, INC.


                                    By: _____________________________________